SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss. 240.14a-12

                        CBL & ASSOCIATES PROPERTIES, INC.
_______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4)
         and 0-11.

1)       Title of each class of securities to which transaction applies:

2)       Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)       Proposed maximum aggregate value of transaction:

5)       Total fee paid:


[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)       Amount Previously Paid:

2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

                [Letterhead of CBL & Associates Properties, Inc.]
                              CBL Center, Suite 500
                          2030 Hamilton Place Boulevard
                           Chattanooga, TN 37421-6000




                                   March 31, 2006



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders which will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Monday, May 8, 2006 at 4:00 p.m. (EDT).

     The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

     I look forward to personally meeting all stockholders who are able to attend.

                                    Sincerely,

                                    /s/ Charles B. Lebovitz

                                    Chairman of the Board and
                                    Chief Executive Officer

                        CBL & ASSOCIATES PROPERTIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   May 8, 2006



NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Monday, May 8, 2006 at 4:00 p.m. (EDT) for the following purposes:

     1. To re-elect three directors to serve for a term of three years and until their respective successors are elected and qualified;

     2. To act upon a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accountants for the Company's fiscal year ending December 31, 2006; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on March 13, 2006, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     Whether or not you plan to attend the meeting, we urge you to sign, date and promptly return the enclosed Proxy in order to ensure representation of your shares. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Returning your Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option.

                                  By Order of the Board of Directors

                                  /s/ Stephen D. Lebovitz

                                  President and Secretary


Chattanooga, Tennessee
March 31, 2006

                                 PROXY STATEMENT

                        CBL & ASSOCIATES PROPERTIES, INC.
                            2030 Hamilton Place Blvd.
                                    Suite 500
                                   CBL Center
                          Chattanooga, Tennessee 37421

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 8, 2006


                                     PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Monday, May 8, 2006, at 4:00 p.m. (EDT) and at any and all postponements or adjournments thereof. Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date. All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram or personal interview but will not receive additional compensation for such services. The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies. The Company will reimburse such persons for the associated expense.

     The Company anticipates mailing proxy materials and the Annual Report for the Company's fiscal year ended December 31, 2005, on or about March 31, 2006, to stockholders of record as of March 13, 2006.


                                VOTING SECURITIES

Record Date and Shares Entitled to Vote

     Only stockholders of record at the close of business on March 13, 2006 are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), outstanding on such date and entitled to vote was 64,116,757 shares.

Quorum Requirements

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting with respect to those matters requiring approval by the holders of Common Stock, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Votes Necessary to Approve the Proposals

     The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection of Deloitte & Touche LLP as the independent registered public accountants (the "independent auditors") for the Company's fiscal year ending December 31, 2006. Each share of Common Stock is entitled to one vote with respect to those matters upon which such share is to be voted. No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

Voting Procedures

     A proxy card is being mailed to each holder of shares of the Company's Common Stock for voting with respect to each stockholder's shares of Common Stock. Stockholders holding shares of Common Stock should complete, sign and return the proxy card to the Company.

     Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) will be counted as present at the Annual Meeting for the purpose of determining whether or not a quorum exists. Abstentions and broker non-votes will have no effect on the election of any nominee for director, so long as such nominee receives any affirmative votes. Abstentions and broker non-votes will generally have the same effect as negative votes with respect to matters other than the election of directors.

     Unless contrary instructions are indicated on the accompanying proxy, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members divided into three classes (having two, three and four members, respectively) serving staggered three-year terms. Under the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), a majority of the directors must be unaffiliated ("Independent Directors") with the Company and its predecessor entity, CBL & Associates, Inc. and its affiliates ("CBL's Predecessor"). Each year the term of office of one class of directors expires.

     Upon the recommendation of the Company's Nominating/Corporate Governance Committee, the Board of Directors intends to present for action at the Annual Meeting the re-election of Martin J. Cleary, Matthew S. Dominski and John N. Foy, whose present terms expire in 2006, to serve for a term of three years and until their successors are duly elected and shall qualify. Mr. Cleary and Mr. Dominski are two of the Company's six Independent Directors. Mr. Cleary currently serves as a member of the Company's Compensation Committee, and Mr. Dominski currently serves as a member of the Company's Audit, Compensation and Nominating/Corporate Governance Committees. Mr. Foy is the Vice Chairman of the Board of Directors and Chief Financial Officer and Treasurer of the Company and serves as a member of the Company's Executive Committee.

     Unless authority to vote for such directors is withheld, the enclosed proxy will be voted for such persons, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

                                    Nominees

     Set forth below is information with respect to the nominees for election:

         Name                       Age           Current Position*
         ----                       ---           -----------------
         Martin J. Cleary            70           Director

         Matthew S. Dominski         51           Director

         John N. Foy                 62           Vice Chairman of the Board of
                                                  Directors, Chief Financial
                                                  Officer and Treasurer
------------------

          * The position shown represents the individual's position with the Company and with CBL & Associates Management, Inc., a Delaware corporation (the "Management Company"), through which the Company's property management and development activities are conducted.

     MARTIN J. CLEARY joined the Company as Director on January 31, 2001, in accordance with the terms of the Company's acquisition of a portfolio of properties from Jacobs Realty Investors Limited Partnership, a Delaware limited partnership ("JRI") and certain of its affiliates and partners (collectively referred to herein as the "Jacobs Group" and the acquisition is referred to herein as the "Jacobs Acquisition"). Mr. Cleary is a member of the Company's Compensation Committee. Mr. Cleary is the former President and Chief Operating Officer of The Richard E. Jacobs Group, Inc. He is currently a Director and member of the Human Resources Committee of Guardian Life Insurance Company and a Director and member of the Audit Committee of the Lamson & Sessions Company. Mr. Cleary is also an ex-officio Trustee and former Chairman of the International Council of Shopping Centers ("ICSC").

     MATTHEW S. DOMINSKI joined the Company as a Director on February 2, 2005, when he was appointed to the Board of Directors to fill the un-expired term of William J. Poorvu, who retired from the Company's Board in July 2004. Mr. Dominski is a member of the Company's Audit, Compensation and
Nominating/Corporate Governance Committees. Mr. Dominski is joint-owner of Polaris Capital, LLC, a Chicago, Illinois based real estate investment firm. From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers ("Urban"). Urban was formerly one of the largest regional mall property companies in the United States and was a publicly traded real estate investment trust ("REIT") listed on the New York Stock Exchange ("NYSE") and the Chicago Exchange. Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban's President until 2002. In 2003, Mr. Dominski formed Polaris Capital, LLC. From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the ICSC.

     JOHN N. FOY has served as Vice Chairman of the Board of Directors and Treasurer of the Company since February 1999 and as a Director and Chief
Financial Officer of the Company since the completion of its initial public offering in November 1993. Until February 1999, he served as Executive Vice President - Finance, Chief Financial Officer and Secretary of the Company. Mr. Foy is a member of the Executive Committee of the Board of Directors. Prior to the Company's formation, he served in similar executive capacities with CBL's Predecessor. Mr. Foy has been involved in the shopping center industry since 1968 when he joined the Lebovitz family's shopping center development business. In 1970, he became affiliated with the shopping center division of Arlen Realty & Development Corp. ("Arlen"), and, in 1978, joined Charles B. Lebovitz in establishing CBL's Predecessor. Mr. Foy served as Chairman of the Board of First Fidelity Savings Bank in Crossville, Tennessee from December 1985 until April 1994. Mr. Foy currently serves as a member of the Advisory Board of AmSouth Bank of Chattanooga, Tennessee and as a Director and Vice Chairman of the Board of Chattanooga Neighborhood Enterprise, a non-profit organization based in Chattanooga, Tennessee. Mr. Foy is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").

                        THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE "FOR" THE ELECTION OF THE
                           THREE DIRECTORS NAMED ABOVE

Directors and Executive Officers

     Set forth below is information with respect to the directors and executive officers of the Company (other than Martin J. Cleary, Matthew S. Dominski and John N. Foy):

                                       Term
Name                                 Expires(1)         Age       Current Position(2)
-----------------------------        ----------       ------      ------------------------------------------------
Charles B. Lebovitz                     2008            69        Chairman of the Board of Directors and Chief
                                                                  Executive Officer

Stephen D. Lebovitz                     2007            45        Director, President and Secretary

Claude M. Ballard                       2008            76        Director

Gary L. Bryenton                        2008            66        Director

Leo Fields                              2008            77        Director

Winston W. Walker                       2007            62        Director

Ben S. Landress                          --             78        Executive Vice President - Management

Victoria S. Berghel                      --             53        Senior Vice President - General Counsel

Ronald L. Fullam                         --             63        Senior Vice President - Development

Michael I. Lebovitz                      --             42        Senior Vice President - Mall Projects

Mark D. Mancuso                          --             51        Senior Vice President - Director of Community
                                                                  Center Development - New England Regional
                                                                  Office

Charles H. May, II                       --             62        Senior Vice President - Development

Farzana K. Mitchell                      --             54        Senior Vice President - Finance

Jerry L. Sink                            --             55        Senior Vice President - Mall Management

Eric P. Snyder                           --             56        Senior Vice President - Director of Corporate
                                                                  Leasing

Augustus N. Stephas                      --             63        Senior Vice President - Accounting and
                                                                  Controller

R. Stephen Tingle                        --             60        Senior Vice President - Community Center
                                                                  Development

Charles W.A. Willett, Jr.                --             56        Senior Vice President - Real Estate Finance

-----------------------------------

     (1)  Indicates expiration of term as a director.
     (2) The position shown represents the individual's position with the Company and with the Management Company.

     CHARLES B. LEBOVITZ has served as Chairman of the Board and Chief Executive Officer of the Company since the completion of its initial public offering in November 1993 and is Chairman of the Executive Committee of the Board of Directors. Mr. Lebovitz also served as President of the Company until February 1999. Prior to the Company's formation, he served in a similar capacity with CBL's Predecessor. Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family's development business. In 1970, he became affiliated with Arlen where he served as President of Arlen's shopping center division, and, in 1978, he founded CBL's Predecessor together with his associates (the "Associates"), including John N. Foy and Ben S. Landress. Mr. Lebovitz is currently a member of the Board of Governors of NAREIT, an Advisory Director of First Tennessee Bank, N.A., Chattanooga, Tennessee and a National Vice Chairman of the United Jewish Appeal. Mr. Lebovitz has previously served as a Trustee, Vice President (Southern Division) and Chairman of the ICSC. He is the father of Stephen D. Lebovitz and Michael I. Lebovitz, executive officers of the Company, and Alan L. Lebovitz, one of the Company's vice-presidents.

     STEPHEN D. LEBOVITZ has served as President and Secretary of the Company since February 1999 and as a Director of the Company since the completion of its initial public offering in November 1993. Since joining CBL's Predecessor in 1988, Mr. Lebovitz has also served as Executive Vice President - Development/Acquisitions, Executive Vice President - Development, Senior Vice President - New England Office and as Senior Vice President - Community Center Development and Treasurer of the Company. Before joining CBL's Predecessor, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986. He holds a MBA from Harvard University and he is past president of the Boston Jewish Family and Children's Service, a member of the Board of Directors of the Combined Jewish Philanthropic, Boston, Massachusetts and a member of the Board of Directors of the Children's Hospital Trust, Boston, Massachusetts. He is a Trustee and Divisional Vice President of ICSC. Stephen D. Lebovitz is a son of Charles B. Lebovitz and a brother of Michael I. Lebovitz and Alan L. Lebovitz.

     CLAUDE M. BALLARD, CRE, M.A.I. has served as a Director of the Company since the completion of its initial public offering in November 1993 and is Chairman of the Compensation Committee and a member of the Audit and
Nominating/Corporate Governance Committees of the Board of Directors. Mr. Ballard has served as a general partner, limited partner and senior consultant of Goldman, Sachs & Co. and as a Senior Vice President in the real estate division of the Prudential Insurance Company of America. He is currently a Director of Quapaw Council, Boy Scouts of America, Horizon Hotel Corp. and Research Solutions, Inc. Mr. Ballard is a member of the Board of Directors of St. Vincent's Infirmary, Little Rock, Arkansas.

     GARY L. BRYENTON joined the Company as a Director on January 31, 2001, in accordance with the terms of the Jacobs Acquisition. Mr. Bryenton is Chairman of the Company's Nominating/Corporate Governance Committee and a member of the Audit Committee of the Board of Directors. Mr. Bryenton is a Senior Partner of the law firm of Baker & Hostetler LLP and has formerly served as the firm's Executive Partner and Chief Operating Officer. He currently serves as Chairman of the Board of Trustees of Heidelberg College and is a member of the Board of Trustees of each of the Cleveland Orchestra, the Rock and Roll Hall of Fame and Museum and the Rutherford B. Hayes Presidential Center.

     LEO FIELDS has served as a Director of the Company since the completion of its initial public offering in November 1993 and is a member of the Executive Committee of the Board of Directors. Mr. Fields is Co-Chairman of Weisberg & Fields, Inc., an investment advisory firm he started in 1991. From 1984 through 1991, Mr. Fields directed Leo Fields Interests, a private investment firm. He was affiliated with Zale Corporation from 1947 until his retirement in 1984, serving, from 1981 to 1984, as Vice Chairman and a member of Zale's Executive Committee. He is an ex-officio Trustee of the Dallas Home for the Jewish Aged Endowment Foundation and also serves as an ex-officio member of the Executive Committee of Legacy Senior Communities, Inc. Mr. Fields is also a Director of the M. B. and Edna Zale Foundation.

     WINSTON W. WALKER has served as a Director of the Company since the completion of its initial public offering in November 1993. He is a member of the Compensation and Nominating/Corporate Governance Committees of the Board of Directors and is Chairman of the Company's Audit Committee. Mr. Walker served as President and Chief Executive Officer of Provident Life and Accident Insurance Company of America ("Provident") from 1987 until October 1, 1993, and served in various other capacities with Provident from 1974 to 1987. Mr. Walker is a

Director, a member of the Audit Committee and Chairman of the Compensation Committee of American Campus Communities, Inc. of Austin, Texas, a REIT listed on the NYSE.

     BEN S. LANDRESS serves as Executive Vice President - Management of the Company. He has held that position since January 1997. Prior to that time, Mr. Landress served as Senior Vice President - Management and prior thereto, he served in a similar capacity with CBL's Predecessor. Mr. Landress directs the day-to-day management of the Company's properties and is responsible for general corporate administration. Mr. Landress has been involved in the shopping center business since 1961 when he joined the Lebovitz family's development business. In 1970, he became affiliated with Arlen's shopping center division, and, in 1978, joined Charles B. Lebovitz as an Associate in establishing CBL's Predecessor.

     VICTORIA S. BERGHEL serves as Senior Vice President - General Counsel of the Company. She was promoted to that position effective January 1, 2006. Ms. Berghel formerly served as Vice President - Deputy General Counsel since joining the Company in February 2004. Prior to joining the Company, Ms. Berghel served as a Vice President - Law - Real Estate, Construction and Environmental Affairs for Sears, Roebuck and Co. (1996 - 2004). Before joining Sears in 1996, she was a partner with the Baltimore, Maryland law firm of Weinberg & Green (now part of the law firm of Saul Ewing LLP). Ms. Berghel earned her law degree from the University of Maryland School of Law (J.D., 1977) where she was on the Editorial Board of the Maryland Law Review. Ms. Berghel has been a member of the American College of Real Estate Lawyers since 1989 and has served as Chair of the Maryland State Bar Association's Section of Real Property, Planning and Zoning from 1994 to 1996. She serves on the Advisory Board of the John Marshall School of Law LLM-Real Estate program and is a member of the Law Conference Program Committee for the ICSC having previously served as co-chair (2003) and chair
(2004) of the ICSC Law Conference and as a dean of the ICSC University of Shopping Centers School of Shopping Center Law.

     RONALD L. FULLAM serves as Senior Vice President - Development of the Company. He has held that position since January 1997. Prior to that time, Mr. Fullam served as Vice President - Development of the Company. Mr. Fullam joined Arlen's shopping center development division as a project manager in August 1977 and CBL's Predecessor as a Vice President upon its formation in 1978.

     MICHAEL I. LEBOVITZ serves as Senior Vice President - Mall Projects of the Company. He has held that position since January 1997. Prior to that time, Mr. Lebovitz served as Vice President - Development and as a project manager for the Company. Mr. Lebovitz joined CBL's Predecessor in 1988 as a project manager for CoolSprings Galleria in Nashville, Tennessee, and was promoted to Vice President in 1993. Prior to joining CBL's Predecessor, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988. He is the immediate past President of the Jewish Community Federation of Greater Chattanooga, serves as a Board Member of United Jewish Communities and is a Board Member of the Chattanooga United Way. Michael
I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Alan L. Lebovitz.

     MARK D. MANCUSO serves as Senior Vice President - Director of Community Center Development - New England Regional Office of the Company. He was promoted to that position effective January 1, 2006. Mr. Mancuso formerly served as Vice President and Director of Community Center Development - Boston Office. Prior to joining the Company in 1989, he was a partner with The Pyramid Companies (1984-1989). Mr. Mancuso holds a MBA from Harvard University and is currently a State Director for the ICSC and Chairman of the Board of the West Suburban YMCA in Newton, Massachusetts.

     CHARLES H. MAY, II serves as a Senior Vice President - Development of the Company. Mr. May joined the Company in June 2003. Prior to joining the Company, he served as Vice President - Real Estate (2002 - 2003) and Senior Director - Real Estate (1994 - 2002), for Sears, Roebuck and Co. Prior to 1994, Mr. May served in various capacities, including Vice President, Secretary and General Counsel and Senior Vice President - Development, with Homart Development and served as Vice President of Coldwell Banker Commercial Real Estate Group. Mr. May is a member of the ICSC and the Urban Land Institute.

     FARZANA K. MITCHELL serves as Senior Vice President - Finance of the Company. She has held that position since September 2000. Prior to joining the Company, Ms. Mitchell was an officer of Lend Lease Real Estate Investments in Atlanta, Georgia (the successor of Equitable Real Estate Investment Management,

Inc. ("Equitable")). During her service with Equitable, she held various positions from 1982 to 2000 and she served as Deputy Portfolio Manager for Equitable's portfolio of real estate mortgages from 1995 to 2000. From 1976 to 1982, Ms. Mitchell served as Assistant Treasurer of IRT Property Company, a REIT. Ms. Mitchell is a certified public accountant, licensed in the state of Georgia.

     JERRY L. SINK serves as Senior Vice President - Mall Management of the Company. He has held that position since February 1998. Prior to that time, Mr. Sink had served as Vice President - Mall Management since joining the Company in July 1993. Mr. Sink has served as Vice President of Retail Asset Management for Equitable Real Estate, Chicago, Illinois, from January 1988 to June 1993 and, prior to January 1988, he was affiliated with General Growth Companies, Inc. as Vice President of Management. Mr. Sink holds the designation of Senior Certified Shopping Center Manager ("SCSM") as recognized by the ICSC.

     ERIC P. SNYDER serves as Senior Vice President - Director of Corporate Leasing of the Company. He has held these positions since January 1997. Mr. Snyder joined CBL's Predecessor as a project manager in 1978 and was promoted to Vice President in 1984 and to Vice President and Director of Corporate Leasing in 1992. From 1974 to 1978, Mr. Snyder was a leasing agent and project manager for Arlen's shopping centers.

     AUGUSTUS N. STEPHAS serves as Senior Vice President - Accounting and Controller of the Company. He has held these positions since January 1997. Mr. Stephas joined CBL's Predecessor in July 1978 as Controller and was promoted to Vice President in 1984. From 1970 to 1978, Mr. Stephas was affiliated with the shopping center division of Arlen, first as accountant and later as assistant controller.

     R. STEPHEN TINGLE serves as Senior Vice President - Community Center Development of the Company. He has held that position since January 2000. Prior to that time, Mr. Tingle served as Vice President and Director of Community Center Development - Chattanooga Office. Mr. Tingle joined CBL's Predecessor in 1986 as a project manager for community and neighborhood shopping centers and was promoted to Vice President of Development in 1988. From 1978 to 1986, Mr. Tingle engaged in the practice of law.

     CHARLES W.A. WILLETT, JR. serves as Senior Vice President - Real Estate Finance of the Company. He has held that position since January 2002. Mr. Willett was promoted to Vice President - Real Estate Finance in 1996 and held that position until his promotion to Senior Vice President as stated above. Prior to 1996, Mr. Willett participated in the Company's finance department and he served in a similar capacity with CBL's Predecessor prior to 1993. Mr. Willett joined CBL's Predecessor in 1978 and prior thereto, he was affiliated with Arlen in its finance and accounting departments.


Operation of the Company's Business; Certain Aspects of the Company's Capital Structure

     The Company operates through its two wholly-owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation ("CBL Holdings I"), and CBL Holdings II, Inc., a Delaware corporation ("CBL Holdings II"). Through the referenced subsidiaries, the Company currently holds a 1.625% sole general partner interest and a 53.867% limited partner interest in CBL & Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). See "Certain Relationships and Related Transactions - Operating Partnership Agreement; CBL Rights". The Company conducts substantially all of its business through the Operating Partnership.

     On May 9, 2005, our stockholders approved an increase in the authorized shares of Common Stock under our Certificate of Incorporation to 180,000,000 shares from 95,000,000 shares. On May 10, 2005, our Board of Directors approved a two-for-one stock split of our Common Stock, which was effected in the form of a stock dividend (the "6/15/05 Stock Split"). The record date for the 6/15/05 Stock Split was June 1, 2005, and the distribution date was June 15, 2005. The common units and special common units of limited partner interest in the Operating Partnership were also split on a two-for-one basis so that they continue to be exchangeable on a one-for-one basis into shares of our Common Stock.

Certain Terms of Jacobs Acquisition

     In connection with the Jacobs Acquisition and pursuant to a voting and standstill agreement (the "Voting/Standstill Agreement"), the Company agreed to expand its Board of Directors from seven to nine members and to nominate two designees of JRI as members of the Board. Martin J. Cleary and Gary L. Bryenton were appointed to the Board as these initial designees. Under the Voting/Standstill Agreement, JRI will continue to be entitled to nominate two Board members until JRI, together with Richard E. Jacobs and certain members of his family and certain trusts for the benefit of the families of Richard E. Jacobs and David H. Jacobs (collectively, the "Jacobs Persons"), as a group, beneficially own fewer than 13.55 million special common units in the Operating Partnership ("SCUs") and shares of Common Stock (adjusted to reflect the 6/15/05 Stock Split), following which JRI will be entitled to nominate only one Board member. JRI will no longer be entitled to nominate any Board members if the Jacobs Persons, as a group, beneficially own fewer than 6.67 million SCUs and shares of Common Stock (adjusted to reflect the 6/15/05 Stock Split). Pursuant to the Voting/Standstill Agreement, CBL's Predecessor and certain of the Company's executive officers have agreed to vote their shares in favor of JRI's designees until the twelfth anniversary of the Jacobs Acquisition. The Jacobs Persons have agreed to a 12-year standstill period during which they will not seek to acquire control of the Company and will not participate in a group which seeks to acquire such control. The Jacobs Persons also agreed until the twelfth anniversary of the Jacobs Acquisition to vote their shares in favor of the election of the Board's nominees to the Board of Directors who are running unopposed and uncontested. Effective as of January 1, 2006, the Voting/Standstill Agreement was amended to remove Martin J. Cleary as a party to that agreement. Neither Martin J. Cleary nor Gary L. Bryenton are parties to the Voting/Standstill Agreement, nor is either of them a party to any agreement which obligates them to vote with management of the Company on any matter.

Corporate Governance Matters

     Overview. The Board of Directors has adopted guidelines on corporate governance (including director independence criteria), committee charters, and a code of business conduct and ethics setting forth the Company's corporate governance principles and practices and, effective as of January 1, 2006, the Company adopted amended and restated guidelines on corporate governance incorporating all previous guidelines on corporate governance and including additional policy statements (collectively, as amended and restated, referred to herein as the "Corporate Governance Guidelines"). See "Corporate Governance Matters - Additional Policy Statements". These documents can be accessed in the "Investing - Corporate Governance" section of the Company's website at cblproperties.com or by directing a written request for copies to the Company at CBL & Associates Properties, Inc., CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421-6000, Attention: Director of Investor Relations.

     Director Independence. The Board has adopted a set of director independence standards ("Director Independence Standards") for evaluating the independence of each of the Directors in accordance with the requirements of the Securities and Exchange Commission ("SEC") and of the NYSE corporate governance standards. In March 2006, the Board undertook its annual review of Director independence pursuant to NYSE Rule 303A.02(a) and the provisions of the Company's Director Independence Standards (as set forth below). During this process, the Board reviewed whether any Director has any relationship with the Company's independent auditors that would preclude independence under SEC and NYSE rules, or any material relationship with the Company (either directly or as a partner, member, shareholder or officer of an organization that has a relationship with the Company) which could (directly or indirectly) materially impact the ability of such director or nominee to exert his independent judgment and analysis as a member of the Board. As a result of this review, the Board affirmatively determined that six of the Company's nine Directors were independent under the standards of the SEC and NYSE and as set forth in the Company's Director Independence Standards. Messrs. Charles B. Lebovitz, Stephen D. Lebovitz and John N. Foy, who are executive officers of the Company and employees of the Management Company, were not deemed independent. In making the independence determinations with respect to the other six directors, the Board considered the following matters and determined that they did not interfere with the independence of the following three directors: (i) with respect to Mr. Cleary and Mr. Bryenton, the Company's contractual commitments in connection with the terms of the Jacobs Acquisition as described above (see above "Certain Terms of Jacobs Acquisition") and (ii) with respect to Mr. Fields, the fact that he is Co-Chairman of Weisberg & Fields, Inc., an investment advisory firm that provides certain advisory services, from time to time, to Charles B. Lebovitz, members of his family and to the Lebovitz Family Charitable Trust, a charitable foundation. In 2005, fees paid to Weisberg & Fields, Inc. by Charles B. Lebovitz, members of his family and the Lebovitz Family Charitable Trust totaled approximately $130,000. The full text of the Director Independence Standards is as follows:

     A.   GENERAL INDEPENDENCE REQUIREMENTS

          In determining whether or not any director or nominee for director may be considered "independent", the Board shall apply the following criteria:

          (1) No director or nominee shall be deemed "independent" unless the Board affirmatively determines that the director or nominee satisfies the requirements stated herein and has no material relationship with the Company (either directly or as a partner, member, shareholder or officer of an organization that has a relationship with the Company). For purposes of this test, a relationship with the Company shall be deemed to be a "material" relationship which precludes a determination that a director or nominee is independent if, in the opinion of the Board and in light of all the relevant facts and circumstances, such relationship (directly or indirectly) could materially impact the ability of such director or nominee to exert his or her independent judgment and analysis as a member of the Board. For purposes hereof, ownership of the Company's stock (even in a significant amount) or ownership of securities convertible to the Company's stock shall not be viewed, in and of themselves, as a bar to a finding of independence. To assist in this determination, the Company shall periodically (at least annually and prior to any nominee becoming a director for his or her initial term as a director) deliver to the directors and/or nominees for directorships a Directors and Officers Questionnaire designed to elicit information from such director or nominee as to material relationships and other information relative to these Independence Standards; and

          (2) In addition, to be considered "independent," a director or nominee must satisfy all other independence criteria for directors of a publicly traded company which are now, or may be hereafter, set forth in applicable federal statutes and rules promulgated by the SEC, and in the related listing standards promulgated by the NYSE and any other exchange upon which the Company's stock may be listed, as such statutes and/or rules and listing standards may be revised or amended from time to time.

          B. ADDITIONAL AUDIT COMMITTEE INDEPENDENCE REQUIREMENTS

          In determining whether or not any director or nominee satisfies the "independence" requirement for Audit Committee membership, in addition to satisfying all of the requirements set forth in Paragraph A hereof, such director also must satisfy the following:

          Such director or nominee must satisfy all additional requirements for the independence of audit committee members of publicly traded companies which are now, or may be hereafter, set forth in applicable federal statutes and rules promulgated by the SEC, and in the related listing standards promulgated by the NYSE and any other exchange upon which the Company's stock may be listed, as such statutes and/or rules and listing standards may be revised or amended from time to time.


     The Director Independence Standards also are included as an exhibit to the Company's Corporate Governance Guidelines, which can be found in the "Investing
- Corporate Governance" section of the Company's website at cblproperties.com. A copy may also be obtained upon request from the Company's Director of Investor Relations at the address provided above.

     Additional Policy Statements. Effective as of January 1, 2006, the Company has included additional policy statements as part of the Corporate Governance Guidelines. A summary of these new policy statements is as follows:

     Limits on Other Board Participation - a policy statement that limits to four (4) the number of other public company boards (not counting the Company's Board) upon which a director may serve at any given time.

     Minimum Stock Ownership for Non-Employee Directors - a policy statement that provides that by the later of five (5) years from the adoption of the policy or becoming a member of the Company's Board, a Non-Employee Director (a director that is not an employee of the Company, currently, the Independent Directors) must own at least the lesser of 3,500 shares of the Company's Common Stock or $150,000 worth of the Company's Common Stock.

     Minimum Stock Ownership for Executive Officers - a policy statement that provides that by the later of five (5) years from the adoption of the policy or becoming an executive officer, such executive officer must own an amount of the Company's Common Stock, determined as set forth in the policy statement, having a value at least equal to the following formula amounts:

Executive Officer                   Level of Stock Ownership

Chief Executive Officer             3x prior calendar year's annual base salary
President                           2x prior calendar year's annual base salary
Chief Financial Officer             2x prior calendar year's annual base salary
Executive Vice President            2x prior calendar year's annual base salary
Senior Vice Presidents              1x prior calendar year's annual base salary

     Changes in Director's Principal Occupation or Business Association - a policy statement that provides that when the principal occupation or business association of a member of the Board of Directors changes substantially from the position he or she held when originally invited to join the Board of Directors, such director shall promptly tender his or her resignation as a director to the Chairman of the Board of Directors. The Nominating/Corporate Governance Committee shall then review whether it is appropriate and in the best interests of the Company to allow the continued participation of such director as a member of the Board of Directors of the Company. If the Nominating/Corporate Governance Committee recommends that such director should no longer serve as a member of the Board of Directors of the Company as a result of such change, and the full Board of Directors (excluding the director at issue) ratifies such recommendation, then the tender of resignation by the affected director shall be accepted by the Board of Directors.

     Initial Term of Director Appointed to Fill a Board Vacancy - a policy statement that provides that any director appointed by the Board of Directors of the Company to fill a vacancy created by the departure of another director shall serve only until the next regularly scheduled annual meeting of the Company's stockholders. In order for such director to continue to serve thereafter, he or she must be nominated and duly elected to fill the remainder of the term to which the director was originally appointed (or for another full term, as appropriate).


     Executive Sessions for Independent Directors. In accordance with the NYSE Rule 303A.03, the Independent Directors of the Company meet from time to time in scheduled executive sessions without management participation. The Board of Directors has designated Winston W. Walker as lead Independent Director, solely for the purpose of chairing these executive sessions. The Independent Directors met in four executive sessions during 2005.

     Communicating with the Board of Directors. The Company provides a process for stockholders to send communications to the Board or any of the Directors. Stockholders may send written communications to the Board or any of the Directors c/o the Corporate Secretary, CBL & Associates Properties, Inc., 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000. All communications will be compiled by the Company's Corporate Secretary and submitted to the Board or the individual Director(s) to whom such communication is addressed. It is the Company's policy that all Directors attend the Annual Meeting unless they are prevented from attending due to scheduling conflicts or important personal or business reasons; provided, however, it is the Company's policy that a majority of the Directors (including a majority of the Company's Independent Directors) attend each Annual Meeting. All of the Company's then-incumbent Directors attended the 2005 Annual Meeting of Stockholders.

     Code of Business Conduct and Ethics. The Board has adopted an Amended and Restated Code of Business Conduct and Ethics, as amended (the "Code of Business Conduct") that applies to all Directors, officers and employees, including the Company's principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct is available in the "Investing
- Corporate Governance" section of the Company's website at cblproperties.com, or at no charge by written request to the Company's Director of Investor Relations at the address provided above. The purpose of the Code of Business Conduct is to provide a codification of standards that is reasonably designed to deter wrongdoing and to promote accountability for and adherence to the standards of the Code, including honest and ethical conduct; the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the Company's filings with the SEC and in other public communications by the Company; and compliance with all applicable rules and regulations that apply to the Company and to its Directors, officers and employees.

Board of Directors' Meetings and Committees

     The Board of Directors has established standing Executive, Audit, Compensation and Nominating/ Corporate Governance Committees. The Board of Directors met nine times and took action by unanimous written consent four times during 2005. Each Director attended more than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of Board committees on which the Director served at the time during 2005.

     Executive Committee. The Executive Committee is comprised of Charles B. Lebovitz (Chairman), John N. Foy and Leo Fields. The Executive Committee may exercise all the powers and authority of the Board of Directors of the Company in the management of the business and affairs of the Company as permitted by law; provided, however, unless specifically authorized by the Board of Directors, the Executive Committee may not exercise the power and authority of the Board of Directors with respect to (i) the declaration of dividends, (ii) issuance of stock, (iii) amendment to the Company's Certificate of Incorporation or Bylaws, (iv) filling vacancies on the Board of Directors, (v) approval of borrowings in excess of $40 million per transaction or series of related transactions, (vi) hiring executive officers, (vii) approval of acquisitions or dispositions of property or assets in excess of $40 million per transaction and
(viii) certain transactions between the Company and its Directors and officers and certain sales of real estate and reductions of debt that produce disproportionate tax allocations to CBL's Predecessor pursuant to the Company's Bylaws. The Executive Committee met four times and took action by unanimous written consent one time during 2005.

     Audit Committee. The Audit Committee is comprised of Winston W. Walker (Chairman), Claude M. Ballard, Gary L. Bryenton and Matthew S. Dominski, all of whom the Board of Directors has determined are Independent Directors pursuant to the independence requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the NYSE as currently applicable. The Audit Committee operates pursuant to a written amended and restated charter adopted by the Board of Directors on February 3, 2004. A copy of the amended and restated charter is available and can be accessed in the "Investing - Corporate Governance" section of the Company's website at cblproperties.com. The Audit Committee is responsible for the engagement of the independent auditors and the plans and results of the audit engagement. The Audit Committee approves audit and non-audit services provided by the independent auditors and the fees for such services and reviews the adequacy of the Company's internal accounting controls as well as the Company's accounting policies and results. The Audit Committee met six times during 2005.

     Compensation  Committee.  The Compensation Committee is comprised of Claude
M. Ballard (Chairman), Martin J. Cleary, Matthew S. Dominski and Winston W. Walker, all of whom the Board of Directors has determined are Independent Directors. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors on February 3, 2004. A copy of the charter is available and can be accessed in the "Investing - Corporate Governance" section of the Company's website at cblproperties.com. The Compensation Committee generally reviews and approves compensation programs and, specifically, reviews and approves salaries, bonuses, stock awards and stock options for officers of the Company of the level of vice president or higher. The Compensation Committee administers the Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). The Compensation Committee met two times and took action by unanimous written consent one time during 2005.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is comprised of Gary L. Bryenton (Chairman), Claude M. Ballard, Matthew S. Dominski and Winston W. Walker, all of whom the Board of Directors has determined are Independent Directors. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors on February 3, 2004. A copy of the charter is available and can be accessed in the "Investing - Corporate Governance" section of the Company's website at cblproperties.com. The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding various aspects of the Board of Directors' and the Company's governance processes and procedures. The Nominating/Corporate Governance Committee also evaluates and recommends candidates for election to fill vacancies on the Board, including consideration of the renominations of members whose terms are due to expire. The Nominating/Corporate Governance Committee requires a majority of the Company's directors to be "independent" in accordance with applicable requirements of the Company's Certificate of Incorporation and Bylaws as well as rules of the SEC and NYSE (including certain additional independence requirements for Audit Committee members). A set of uniform Director Independence Standards, which was used in making all such Independent Director determinations, is set forth above and is included in the Company's Corporate Governance Guidelines, a copy of which is available in the "Investing - Corporate Governance" section of the Company's website at cblproperties.com. In addition and as part of the evaluation of potential candidates, the Nominating/Corporate Governance Committee considers the breadth of a candidate's business and professional skills and experiences, diversity of background, reputation for personal integrity, and ability to devote sufficient time to Board service, as well as the Company's needs for particular skills, insight and/or talents on the Board of Directors. For incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors' overall service during their term, including the number of meetings attended, level of participation and quality of performance. With respect to the Board seats presently held by Mr. Cleary and Mr. Bryenton, the Nominating/Corporate Governance Committee also considers the Company's contractual commitments in connection with the terms of the Jacobs Acquisition, as discussed above.

     Following the retirement of William J. Poorvu from the Board in 2004, the Nominating/Corporate Governance Committee, at its meeting on July 28-29, 2004, received recommendations from all of the members of the Board of Directors concerning potential independent director candidates to fill the remainder of Mr. Poorvu's unexpired term. Following careful consideration and evaluation of several recommended candidates, the Nominating/Corporate Governance Committee recommended to the Board that Matthew S. Dominski be appointed to fill the remainder of Mr. Poorvu's term, and the Board of Directors accepted such recommendation and appointed Mr. Dominski to the Board effective February 2, 2005. Mr. Dominski's appointment was initially recommended to the Committee by Charles B. Lebovitz and Stephen D. Lebovitz, based on Mr. Dominski's extensive experience in the real estate industry, including the retail shopping center sector, and his experience as CEO of another large, publicly traded REIT.

     The Nominating/Corporate Governance Committee will consider candidates for Board of Directors' seats proposed by stockholders. Any such proposals should be made in writing to CBL & Associates Properties, Inc., 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000, Attention: Corporate Secretary, and must be received no later than December 1, 2006, in order to be considered for the Company's 2007 Annual Meeting. In order to be considered by the Nominating/Corporate Governance Committee, any candidate proposed by stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates, including consent to an initial background check. The Nominating/Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates on the criteria set forth above based on whether or not the candidate was recommended by a stockholder. The Nominating/Corporate Governance Committee met two times in 2005.

Compensation of Directors

     During 2005, each Director not employed by the Company (a "Non-Employee Director") received from the Company an annual fee of $27,500. In addition to the annual fee, each Non-Employee Director received a meeting fee of $1,500 for each Board, Compensation Committee and Nominating/Corporate Governance Committee meeting attended and $750 for each telephonic Board meeting attended and reimbursement of expenses incurred in attending meetings. In addition, but with the exception of the Non-Employee Director who was Chairman of the Audit Committee, each Non-Employee Director received from the Company a fee of $1,500 for each Audit Committee meeting attended. Each Non-Employee Director serving as a member of the Executive Committee received from the Company a monthly fee of $750 in lieu of meeting fees for participation on the Executive Committee in 2005. The Non-Employee Director serving as Chairman of the Audit Committee received a monthly fee of $2,000, in lieu of meeting fees for participation on the Audit Committee in 2005.

     For each fiscal year of the Company, the Company's Stock Incentive Plan provides that each Non-Employee Director is entitled to receive either (i) an annual grant of options to purchase up to a maximum of 1,000 shares of Common Stock having an exercise price equal to 100% of the fair market value of the shares of Common Stock on December 31 of such fiscal year or (ii) an annual grant of up to a maximum of 1,000 shares of restricted Common Stock of the Company. For 2005, each Non-Employee Director received 500 shares of restricted Common Stock of the Company with a value (on the date of grant, January 3, 2006) of $40.13 per share, the average of the high and low trading prices of the Company's Common Stock as reported on the NYSE on January 3, 2006. The restrictions on shares of Common Stock received by the Non-Employee Directors are set forth in the Stock Incentive Plan and provide that such shares may not be transferred during the Non-Employee Director's term and for one year thereafter. Each holder of a Non-Employee Director option granted pursuant to the above-stated arrangement has the same rights as other holders of options in the event of a change in control. Options granted to the Non-Employee Directors
(A) shall have a term of 10 years from date of grant, (B) are 100% vested upon grant, (C) are non-forfeitable prior to the expiration of the term except upon the Non-Employee Director's conviction for any criminal activity involving the Company or, if non-exercised, within one year following the date the Non-Employee Director ceases to be a Director of the Company, and (D) are non-transferable. In addition, any person who becomes a Non-Employee Director will receive an initial grant of 1,000 shares of restricted Common Stock upon joining the Board of Directors. The amounts of restricted stock and stock options referenced above have been adjusted to reflect the 6/15/05 Stock Split.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information available to the Company as of March 13, 2006, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, as defined below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the outstanding Common Stock is the Company's address.

                                                                       Number of       Rule 13d-3      Fully-Diluted
                                                                       Shares(1)     Percentage(1)     Percentage(2)
--------------------------------------------------------------------- ------------- ----------------- ----------------
FMR Corporation (3) ............................................       9,446,616        14.73%            8.18%
82 Devonshire St.
Boston, MA  02109

American Century Investment Management, Inc. (4)................       3,901,873         6.09%            3.38%
4500 Main Street
Kansas City, MO  64111

Affiliates of Jacobs Realty Investors Limited Partnership (5)...      23,769,214        27.05%           20.57%
25425 Center Ridge Road
Cleveland, OH  44145-4122

CBL & Associates, Inc.("CBL's Predecessor") (6).................      17,663,908        22.42%           15.29%

Charles B. Lebovitz (7).........................................      19,351,508        24.11%           16.72%

John N. Foy (8).................................................       1,147,689         1.77%                *

Stephen D. Lebovitz (9).........................................         955,368         1.47%                *

Eric P. Snyder (10).............................................         551,322             *                *

Augustus N. Stephas (11)........................................         123,061             *                *

Martin J. Cleary (12)...........................................         445,352             *                *

Leo Fields (13).................................................         131,800             *                *

Claude M. Ballard (14)..........................................         113,400             *                *

Winston W. Walker (15)..........................................          44,200             *                *

Matthew S. Dominski (16)........................................           1,500             *                *

Gary L. Bryenton (17)...........................................           5,400             *                *

All executive officers and directors (21 persons) as a group (18)     24,449,028        29.34%           20.91%

* Less than 1%

(1) The Company conducts all of its business activities through the Operating Partnership. Pursuant to the third amended and restated partnership agreement of the Operating Partnership and all subsequent amendments thereto (collectively, the "Operating Partnership Agreement"), each of the partners of the Operating Partnership, which include, among others, CBL's Predecessor and certain of the executive officers named in this Proxy Statement, has the right ("CBL Rights") to exchange all or a portion of its common units or special common units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the


                                       15

     Company's election. Under the terms of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a stockholder. Therefore, for purposes of Rule 13d-3 of the Exchange Act, percentage ownership of the Common Stock is computed based on the sum of
     (i) 64,116,757 shares of Common Stock actually outstanding as of March 13, 2006, (ii) as described in the accompanying footnotes, each individual's or entity's share of 51,425,816 shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity) and (iii) as described in the accompanying footnotes, each individual's share of 1,409,100 shares of Common Stock that may be acquired within 60 days of March 13, 2006 upon the exercise of outstanding options by the individual whose percentage of share ownership is being computed (but not taking into account the exercise of such outstanding options by any other person). Amounts shown were determined without regard to applicable ownership limits contained in the Company's Certificate of Incorporation and have been adjusted for the 6/15/05 Stock Split.

(2) The Fully-Diluted Percentage calculation is based on (i) 64,116,757 shares of Common Stock outstanding and (ii) assumes the full exercise of all CBL Rights for shares of Common Stock by all holders of common units and SCUs of the Operating Partnership (in each case, without regard to applicable ownership limits), for an aggregate of 115,542,573 shares of Common Stock. The Fully-Diluted Percentage calculation does not include 1,409,100 shares of Common Stock subject to outstanding stock options other than, with respect to each person whose fully-diluted percentage is being computed, shares which may be acquired within 60 days of March 13, 2006 upon the exercise of outstanding options.

(3) In a Schedule 13G/A filed on February 14, 2006 by FMR Corporation ("FMR"), FMR reported that as of December 31, 2005, it beneficially owned 9,446,616 shares of Common Stock, or 14.73% of the total shares outstanding as of March 13, 2006. FMR reported that of the 9,446,616 shares of Common Stock beneficially owned, it possesses sole voting power with respect to 1,099,046 shares of Common Stock and sole dispositive power with respect to 9,446,616 shares of Common Stock.

(4) In a Schedule 13G filed on February 14, 2006 by American Century Investment Management, Inc. ("ACIM"), ACIM reported that as of December 31, 2005, it beneficially owned 3,901,873 shares of Common Stock, or 6.09% of the total shares outstanding as of March 13, 2006. ACIM reported that of the 3,901,873 shares of Common Stock beneficially owned, it possesses sole voting power with respect to 3,648,143 shares of Common Stock and sole dispositive power with respect to 3,901,873 shares of Common Stock.

(5) Includes 23,769,214 shares of Common Stock that may be acquired by the Jacobs Group on exercise of CBL Rights with respect to SCUs owned by the Jacobs Group. The Jacobs Group received the above-referenced SCUs as part of the Jacobs Acquisition. See "Election of Directors - Certain Terms of Jacobs Acquisition."

(6) Includes (i) 2,985,678 shares of Common Stock owned directly, (ii) 14,475,646 shares of Common Stock that may be acquired upon the exercise of CBL Rights and (iii) 202,584 shares of Common Stock that may be acquired by five entities controlled by CBL's Predecessor (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership, Warehouse Partnership and Lebcon Associates III) upon the exercise of CBL Rights.

(7)  Includes (i) 150,398 shares of  unrestricted  Common Stock owned  directly,
     (ii) 24,480 shares of restricted Common Stock that Mr. Lebovitz received under the Stock Incentive Plan (5,280 of which will vest within sixty days of March 13, 2006), (iii) 8,300 shares owned by Mr. Lebovitz' wife, 29,028 shares held in trusts for the benefit of his grandchildren (of which Mr. Lebovitz disclaims beneficial ownership) and 101,600 shares that may be acquired upon the exercise of CBL Rights by interests held in a trust for the benefit of Mr. Lebovitz, all as to which Mr. Lebovitz may be deemed to share voting and investment power, (iv) 705,806 shares of Common Stock that may be acquired by Mr. Lebovitz upon the exercise of CBL Rights, (v) 211,600 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 13, 2006, (vi) 17,663,908 shares of Common Stock beneficially owned by CBL's Predecessor, which Mr. Lebovitz may be deemed to beneficially own by virtue of his


                                       16

     control of CBL's Predecessor, and (vii) 456,388 shares of Common Stock that may be acquired by College Station Associates, an entity controlled by Mr. Lebovitz, upon the exercise of CBL Rights.

(8)  Includes (i) 461,127 shares of  unrestricted  Common Stock owned  directly,
     (ii) 24,480 shares of restricted Common Stock that Mr. Foy received under the Stock Incentive Plan (5,280 of which will vest within sixty days of March 13, 2006), (iii) 378,482 shares of Common Stock that may be acquired by Mr. Foy upon the exercise of CBL Rights and (iv) 283,600 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 13, 2006. Totals do not include 26,640 shares of Common Stock previously transferred by Mr. Foy to a partnership consisting of Mr. Foy's two sisters, with respect to which Mr. Foy disclaims any beneficial ownership in such shares and in such partnership.

(9)  Includes (i) 222,556 shares of  unrestricted  Common Stock owned  directly,
     (ii) 51,340 shares of restricted Common Stock that Mr. Lebovitz received under the Stock Incentive Plan (7,160 of which will vest within sixty days of March 13, 2006), (iii) 477,872 shares of Common Stock that may be acquired by Mr. Lebovitz upon the exercise of CBL Rights and (iv) 203,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable or that become exercisable with respect to such shares within sixty days of March 13, 2006.

(10) Includes (i) 415,050 shares of  unrestricted  Common Stock owned  directly,
     (ii) 6,520 shares of restricted Common Stock that Mr. Snyder received under the Stock Incentive Plan (1,520 of which will vest within sixty days of March 13, 2006), (iii) 12,566 shares of Common Stock owned by Mr. Snyder's wife and 2,308 shares of Common Stock owned by Mr. Snyder's children, as to which Mr. Snyder may be deemed to share voting and investment power, (iv) 96,878 shares of Common Stock that may be acquired by Mr. Snyder upon the exercise of CBL Rights and (v) 18,000 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 13, 2006.

(11) Includes (i) 10,801  shares of  unrestricted  Common Stock owned  directly,
     (ii) 6,520 shares of restricted Common Stock that Mr. Stephas received under the Stock Incentive Plan (1,520 of which will vest within sixty days of March 13, 2006), (iii) 55,340 shares of Common Stock that may be acquired by Mr. Stephas upon the exercise of CBL Rights and (iv) 50,400 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 13, 2006.

(12) Includes (i) 441,152 shares of Common Stock that may be acquired by Mr. Cleary upon the exercise of CBL Rights with respect to SCUs indirectly owned by Mr. Cleary and which are included in the amount shown for the Jacobs Group, see Footnote 5 above, (ii) 2,000 shares of Common Stock subject to immediately exercisable stock options granted to Mr. Cleary under the Stock Incentive Plan and (iii) 2,200 shares of restricted Common Stock granted to Mr. Cleary under the Stock Incentive Plan.

(13) Includes (i) 48,000 shares of Common Stock owned by a family limited partnership created by Mr. Fields and his wife and in which Mr. Fields serves as a general partner, (ii) 80,600 shares of Common Stock held by members of Mr. Fields' family, with respect to which Mr. Fields acts as investment adviser and might be deemed to share investment power, and of which Mr. Fields disclaims beneficial ownership, (iii) 2,000 shares of Common Stock owned by Mr. Fields' individual retirement account and (iv) 1,200 shares of restricted Common Stock granted to Mr. Fields under the Stock Incentive Plan.

(14) Includes (i) 57,000 shares of Common Stock owned directly, (ii) 23,000 shares of Common Stock owned by a family limited partnership created by Mr. Ballard and his wife and in which Mr. Ballard serves as a general partner,
     (iii) 24,200 shares of Common Stock owned by the Ballard Family Foundation as to which Mr. Ballard may be deemed to share voting and investment power and of which Mr. Ballard disclaims beneficial ownership, (iv) 7,000 shares of Common Stock subject to immediately exercisable stock options granted to


                                       17

     Mr. Ballard under the Stock Incentive Plan and (v) 2,200 shares of restricted Common Stock granted to Mr. Ballard under the Stock Incentive Plan.

(15) Includes (i) 40,800 shares of Common Stock owned by a trust of which Mr. Walker is a co-trustee and co-beneficiary, as to which he may be deemed to share voting and investment power, (ii) 1,200 shares of Common Stock owned by Mr. Walker's wife, as to which he may be deemed to share voting and investment power and (iii) 2,200 shares of restricted Common Stock granted to Mr. Walker under the Stock Incentive Plan.

(16) Includes 1,500 shares of restricted Common Stock granted to Mr. Dominski under the Stock Incentive Plan.

(17) Includes (i) 1,200 shares of Common Stock owned directly, (ii) 2,000 shares of Common Stock subject to immediately exercisable stock options granted to Mr. Bryenton under the Stock Incentive Plan and (iii) 2,200 shares of restricted Common Stock granted to Mr. Bryenton under the Stock Incentive Plan.

(18) Includes an aggregate of (i) 5,065,292 shares of unrestricted Common Stock beneficially owned directly or indirectly by members of such group, (ii) 183,880 shares of restricted Common Stock that members of such group received under the Stock Incentive Plan (32,240 of which will vest within sixty days of March 13, 2006), (iii) 17,790,756 shares of Common Stock that may be acquired by members of such group upon the exercise of CBL Rights which they hold directly or indirectly through other entities and (iv) 1,409,100 shares of Common Stock subject to options granted to members of such group under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 13, 2006.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon the Company's review of copies of such reports furnished to it through the date hereof, or written representations that no other reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2005 all officers, directors and ten percent stockholders complied with the filing requirements applicable to them, except for the following late filings for the following executive officers: John N. Foy (3 reports covering 4 transactions, including 2 gifts), Charles H. May, II (1 report covering 1 transaction), Charles W.A. Willett, Jr. (2 reports covering 18 transactions, including 16 gifts), and Winston W. Walker (1 report covering 1 transaction). The Company is not aware of any failure to file a required report by any of its Section 16(a) reporting persons.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its next four most highly compensated executive officers (these four and Charles B. Lebovitz being herein referred to as the "named executive officers") for the Company's fiscal year ended December 31, 2005, and for the Company's fiscal years ending December 31, 2004, and 2003:

                                            Summary Compensation Table(1)
                                            -----------------------------

                                                                       Long Term Compensation
                                       Annual Compensation                     Awards
------------------------- -------- ----------------------------- ------------------------------------ ----------------
                                                                     Restricted        Securities           All
                                                                       Stock           Underlying          Other
Name and Principal                                                    Award(s)          Options         Compensation
Position(2)                Year      Salary($)      Bonus($)          ($) (3)              (#)            ($) (4)
------------------------- -------- -------------- -------------- ------------------- ---------------- ----------------

Charles B. Lebovitz,       2005       542,526        675,000           790,500              --             13,974
Chairman of the Board     -------- -------------- -------------- ------------------- ---------------- ----------------
and Chief Executive        2004       526,724        500,000            75,872              --             13,849
Officer                   -------- -------------- -------------- ------------------- ---------------- ----------------
                           2003       511,383        500,000            69,200              --             13,724
------------------------- -------- -------------- -------------- ------------------- ---------------- ----------------

John N. Foy,               2005       466,320        675,000           790,500              --             15,780
Vice Chairman of the      -------- -------------- -------------- ------------------- ---------------- ----------------
Board, Chief               2004       446,320        500,000            75,872              --             13,849
Financial Officer         -------- -------------- -------------- ------------------- ---------------- ----------------
and Treasurer              2003       426,320        550,000            69,200              --             13,724
------------------------- -------- -------------- -------------- ------------------- ---------------- ----------------

Stephen D. Lebovitz,       2005       450,000        675,000           790,500              --             13,974
Director, President and  -------- -------------- -------------- ------------------- ---------------- ----------------
Secretary                  2004       425,000        500,000            75,872              --             13,849
                         -------- -------------- -------------- ------------------- ---------------- ----------------
                           2003       400,000        500,000            69,200              --             13,724
------------------------- -------- -------------- -------------- ------------------- ---------------- ----------------

Eric P. Snyder,            2005       411,823        300,000           158,100              --              5,952
Senior Vice President -  -------- -------------- -------------- ------------------- ---------------- ----------------
Director of Corporate      2004       391,823        275,000(5)         42,678              --              5,827
Leasing                  -------- -------------- -------------- ------------------- ---------------- ----------------
                           2003       371,833        250,000(5)         38,925              --              5,702
------------------------- -------- -------------- -------------- ------------------- ---------------- ----------------

Augustus N. Stephas,       2005       434,107        225,000           158,100              --              5,952
Senior Vice               -------- -------------- -------------- ------------------- ---------------- ----------------
President -                2004       414,107        200,000            42,678              --              5,827
Accounting and            -------- -------------- -------------- ------------------- ---------------- ----------------
Controller                 2003       394,107        175,000            38,925              --              5,702
========================= ======== ============== ============== =================== ================ ================

(1) All amounts shown represent compensation paid to the named executive officers by the Management Company.

(2) The position shown represents the individual's position with the Company and the Management Company.

(3) Amounts shown are based upon the closing price of the Common Stock on the NYSE as of the date of grant of the restricted stock awards. The number and value of the outstanding shares of restricted stock held by each of the named executive officers as of December 31, 2005 (adjusted to reflect the 6/15/05 Stock Split and based on the closing price of the Common Stock on the NYSE as of December 30, 2005 (last trading day in 2005)) were as follows: Charles B. Lebovitz - 24,480 shares ($967,205); John N. Foy - 24,480 shares ($967,205); Stephen D. Lebovitz - 51,340 shares ($2,028,443);
     Eric P. Snyder - 6,520 shares ($257,605); and Augustus N. Stephas - 6,520 shares ($257,605). Dividends, to the extent paid on the Company's Common Stock, will be paid on all outstanding shares of restricted stock. Except as relates to four awards of restricted stock to Stephen D. Lebovitz as noted below, each grant of restricted stock referenced above to the named executive officers was made in May of each year and the restrictions expire with respect to 20% of the shares of each grant annually beginning on the anniversary date of each grant. With respect to 27,260 shares of the 51,340 shares of restricted stock held by Stephen D. Lebovitz, restrictions on an award of 1,880 of such shares will expire on March 31, 2006, restrictions


                                       19

     on two awards of 1,600 shares each will expire on August 15, 2006 and restrictions on an award of 21,780 shares will expire on October 28, 2007.

(4) For fiscal years 2005, 2004 and 2003, amounts shown represent term life insurance premiums paid by the Management Company and matching contributions by the Management Company under the CBL & Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). For fiscal year 2005, such amounts for each named executive officer were as follows: Charles B. Lebovitz - $8,724 in insurance premiums, $5,250 in 401(k) matching contributions; John N. Foy - $10,530 in insurance premiums, $5,250 in 401(k) matching contributions; Stephen D. Lebovitz - $8,724 in insurance premiums, $5,250 in 401(k) matching contributions; Eric P. Snyder
     - $702 in insurance premiums, $5,250 in 401(k) matching contributions; and Augustus N. Stephas - $702 in insurance premiums, $5,250 in 401(k) matching contributions.

(5) Represents amounts deferred at Mr. Snyder's election pursuant to a non-qualified deferred compensation arrangement between Mr. Snyder and the Company payable in Common Stock. See below "Equity Compensation Plan Information as of December 31, 2005" for a description of this deferred compensation arrangement. Mr. Snyder's non-qualified deferred compensation arrangement has been terminated as of October 24, 2005 and he received 174,403 shares of Common Stock pursuant to the arrangement.

      Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values
      ---------------------------------------------------------------------

     The following table provides information regarding the number and value of options held by each of the named executive officers at December 31, 2005 and options exercised by each of the named executive officers during the 2005 year. Amounts representing the number of options have been adjusted to reflect the 6/15/05 Stock Split.

----------------------- -------------- --------------- --------------------------------- --------------------------------
                                                       Number of Securities Underlying     Value of Unexercised In-the
                                                            Unexercised Options at        Money Options at December 31,
                           Shares                              December 31, 2005                   2005($)(1)
                         Acquired on       Value       ---------------- ---------------- --------------- ----------------
         Name            Exercise(#)    Realized($)     Exercisable(#)  Unexercisable(#)  Exercisable($) Unexercisable($)
----------------------- -------------- --------------- ---------------- ---------------- --------------- ----------------
Charles B. Lebovitz        120,000      3,614,247         198,800            19,200       5,307,948         436,208
----------------------- -------------- --------------- ---------------- ---------------- --------------- ----------------
John N. Foy                 40,000        990,900         270,800            19,200       7,382,014         436,208
----------------------- -------------- --------------- ---------------- ---------------- --------------- ----------------
Stephen D. Lebovitz        128,000      4,095,571         190,800            19,200       5,062,462         436,208
----------------------- -------------- --------------- ---------------- ---------------- --------------- ----------------
Eric P. Snyder              14,400        296,155          10,800            10,800         268,436         245,367
----------------------- -------------- --------------- ---------------- ---------------- --------------- ----------------
Augustus N. Stephas         18,000        457,875          79,200            10,800       2,081,826         245,367
----------------------- -------------- --------------- ---------------- ---------------- --------------- ----------------

(1) Amounts listed are based upon the $39.51 closing price for the Common Stock on the NYSE on December 30, 2005 (last trading day in 2005).

Equity Compensation Plan Information as of December 31, 2005

     The following table sets forth information as to the Company's equity compensation plans as of the end of the Company's 2005 fiscal year (references in the following table to number of securities have been adjusted for the 6/15/05 Stock Split):

--------------------------------- --------------------------- ---------------------------- ---------------------------
         Plan Category                       (a)                          (b)                         (c)

                                                                                              Number of securities
                                   Number of securities to                                  remaining available for
                                   be issued upon exercise     Weighted-average exercise     future issuance under
                                      of the outstanding         price of outstanding      equity compensation plans
                                    options, warrants and        options, warrants and       (excluding securities
                                            rights                      rights              reflected in column (a))
--------------------------------- --------------------------- ---------------------------- ---------------------------
Equity compensation plans                 2,208,440                   $13.89 (1)                   1,737,262
approved by security holders
--------------------------------- --------------------------- ---------------------------- ---------------------------
Equity compensation plans not                NONE                         N/A                         N/A
approved by security holders
--------------------------------- --------------------------- ---------------------------- ---------------------------

(1) The weighted average calculation does not reflect 52,813 shares (adjusted to reflect the 6/15/05 Stock Split) reserved for issuance under deferred


                                       20

     compensation arrangements as of December 31, 2005. The Company's Stock Incentive Plan permits the Compensation Committee to enter into deferred compensation arrangements designed to provide a deferral of taxable income to participants, which may be funded or unfunded and may provide for future payments to participants in the form of Common Stock or cash. As used by the Compensation Committee, these deferred compensation arrangements typically allow the executive/employee to elect to defer a portion of his/her salary or bonuses into the arrangement on an unfunded and unsecured basis. For deferred compensation arrangements payable in Common Stock, the amount of salary or bonus deferred is then deemed to be converted to shares of the Company's Common Stock based on the closing price of the Common Stock on the date of the deferral. The number of such shares is then further deemed to increase as dividends are paid on the Common Stock as if such dividends had been utilized via the Company's Dividend Reinvestment Plan to acquire additional shares of Common Stock at the price provided through the Company's Dividend Reinvestment Plan. The arrangements generally provide that on the earlier of (i) a date certain as specified in each deferred compensation arrangement or (ii) the death, disability or termination of employment of the executive/employee or (iii) the merger, consolidation or sale of the Company, the executive/employee will then be entitled to receive the stated amount of cash or, for deferred compensation arrangements payable in Common Stock, that number of shares of Common Stock deemed set aside on the date of the deferral together with additional shares of Common Stock deemed acquired through the Company's Dividend Reinvestment Plan through the date of the payout.

Non-Competition Arrangements

     Each of Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz has agreed to refrain from competing with the Company until two years from the date of termination of his employment. Prohibited competition includes any participation in the development, improvement or construction of any shopping center project, acquiring any interest in a shopping center project or acquiring vacant land for development as a shopping center project. Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz are, however, permitted to hold certain investments which they owned prior to completion of the Company's initial public offering in November 1993.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of Claude M. Ballard, Martin J. Cleary, Matthew S. Dominski and Winston W. Walker, with Mr. Ballard serving as Chairman. None of the members of the Compensation Committee are or have been officers or employees of the Company or any of its subsidiaries and each member of the Compensation Committee is an Independent Director.

     No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company or its subsidiaries) with which any member of the Compensation Committee, or any other director of the Company, is affiliated.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

     General. The Company is a self-managed, self-administered, fully-integrated real estate company which is engaged in the ownership, marketing, management, leasing, expansion, development, redevelopment, acquisition and financing of regional malls and community and neighborhood centers. The Company itself has no employees other than its statutory officers and its officers receive all of their compensation in their capacity as employees of the Management Company, which also employs all of the other personnel engaged in the operation the Company's business.

     The Compensation Committee determines all matters related to the compensation of all officers of the Company of the level of vice president or higher and administers the Stock Incentive Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors on February 3, 2004. A copy of the charter is available and can be accessed in the
"Investing - Corporate Governance" section of the Company's website at cblproperties.com.

     Philosophy. It is the philosophy of the Company to ensure that executive compensation be directly linked to financial objectives that the Company believes are primary determinates of stockholder value over time. The Compensation Committee's objectives in administering the Company's executive compensation are to ensure that pay levels and incentive compensation are (i) competitive in attracting and retaining the best personnel, (ii) properly linked to the Company's performance, and (iii) simple in design. To fulfill these objectives, the compensation approach for executives includes base salary, discretionary bonuses and periodic grants of stock awards and stock options pursuant to the Stock Incentive Plan. Non-executive employees are also eligible to participate in the Stock Incentive Plan.

     The Company believes that the ability to use the Stock Incentive Plan to attract and retain key personnel has substantial value and has been and will continue to be essential to the growth of the Company. As demonstrated by the minimum stock ownership guidelines for non-employee directors and executive officers which were recently added to the Company's Corporate Governance
Guidelines, the Board of Directors, as well as the Compensation Committee, believe that it is in the best interests of the Company's stockholders for those who manage and oversee the Company's operations to have a stake in the creation of long-term stockholder value. The stock option and stock award elements of compensation are designed to encourage and create ownership and retention of the Company's stock by key employees, in order to align their long-range interests with those of stockholders and to allow the opportunity for key employees to build, through the achievement of corporate goals, a meaningful ownership stake in the Company.

     Financial Criteria and Elements of Compensation. The Compensation Committee, based on recommendations made by the Company, utilized an executive compensation approach pursuant to which the compensation of officers of the level of vice president and higher during fiscal year 2005 consisted of three primary elements: a base salary, the opportunity to earn discretionary bonus compensation and restricted stock awards under the Stock Incentive Plan, in addition to the opportunity to participate in the Company's 401(k) Plan and life insurance and other benefit plans available generally to employees.

     Base Salaries - The Compensation Committee establishes base salaries for the Company's officers, including the named executive officers, at levels which are intended to be reasonable and competitive in relation to the base salaries for executives at a group of seven comparable publicly traded mall REITs whose compensation structures the Committee reviewed in making base salary decisions for 2005. The Compensation Committee annually evaluates and approves adjustments to officers' base salaries. Such adjustments reflect the Compensation Committee's consideration of a variety of factors, including competitive pay levels, each officer's level of responsibility, experience and tenure with the Company, and the Committee's evaluation of both the Company's and each officer's overall performance.

     Bonus Opportunities - For 2005, the Compensation Committee also provided each of the Company's officers and certain other designated management-level employees with the opportunity to earn bonuses designed to reward such persons for the achievement of objectives believed by the Compensation Committee to contribute significantly to the Company's overall performance and the creation of stockholder value. For all but three senior executives of the Company, the potential bonus that each officer could earn, as well as the amount ultimately paid, was based upon the successful continuation and/or completion of development, financing, leasing and re-leasing, temporary leasing, sponsorships, management, accounting, marketing, remodelings, expansions, peripheral property sales, acquisitions and joint ventures with respect to the Company and its properties identified by the Compensation Committee as being within such executive's areas of responsibility. Such bonus criteria are specific to each executive. For three of the Company's senior executives (the Chief Executive Officer, the Executive Vice President - Management and the Senior Vice President - Accounting and Controller), the Compensation Committee allocated up to $1,075,000 of funds to be available as bonuses that could be earned by such officers for 2005, and determined the amount of the actual bonuses to be paid during the fourth quarter, based on the Compensation Committee's evaluation of such officers' performance during the year. As an additional means of encouraging equity ownership in the Company, the Compensation Committee allows each officer who receives a bonus the choice of whether to have the bonus paid in cash or in shares of the Company's Common Stock issued under the Stock Incentive Plan. The number of shares issued for any bonus that an officer elects to receive in Common Stock is determined based on the market value of the Common Stock on the date when such bonus becomes payable.

     Restricted Stock Awards - The third principal element of officer compensation for 2005 was awards of shares of restricted stock under the Company's Stock Incentive Plan. Restricted stock awards to both officer and non-officer employees are made annually in May, and generally vest in five equal annual installments beginning on the first anniversary of the grant. The Compensation Committee's objective in making restricted stock awards to the Company's officers is to increase the alignment of their economic interests with the interests of the Company's stockholders, thereby supplementing the incentives provided by annual bonuses with additional incentives for the officers to manage the Company with a view towards maximizing long-term stockholder value. The number of shares granted annually to officers, including the named executive officers, is based on the Compensation Committee's consideration of each officer's level of responsibility, experience and tenure with the Company and the Committee's evaluation of each officer's performance during the preceding year. In determining the total amount of restricted stock to be granted annually, including awards to Company officers, the Compensation Committee also considers such factors as the number of shares available for issuance under the Stock Incentive Plan, potential dilution and the Company's overall performance during the preceding year. Restricted stock awards to all employees during 2005 totaled 208,200 shares (as adjusted for the 6/15/05 Stock Split) amounting to substantially less than 1% of the Company's total number of outstanding shares of Common Stock as of the date of grant.


     Compensation of the Chief Executive Officer. During fiscal year 2005, Charles B. Lebovitz was paid compensation by the Management Company having an aggregate value of $1,217,526 consisting of: (i) a base salary of $542,526 (which sum included 2,921 shares of Common Stock paid to Mr. Lebovitz as part of his salary pursuant to a quarterly deferral arrangement under the Stock Incentive Plan); (ii) a cash bonus of $675,000; and (iii) an award of 20,000 restricted shares of Common Stock (adjusted to reflect the 6/15/05 Stock Split). Mr. Lebovitz receives annual reviews for salary increases on the same basis as other executive officers of the Company, and also is eligible for discretionary annual bonuses determined as described above. Additionally, Mr. Lebovitz participates in the Company's incentive plans, including the Stock Incentive Plan. During fiscal year 2005, the 20,000 shares of restricted Common Stock (valued at $39.525 per share, based on the closing price of the Common Stock on the NYSE as of the date of grant (May 9, 2005)) awarded to Mr. Lebovitz represented 9.6% of the total of 208,200 shares of restricted stock granted to all employees. The number of shares awarded to Mr. Lebovitz was determined as described above, based on the same criteria applied by the Compensation Committee to awards made to other executive officers of the Company.

     Section 162(m) Issues. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a $1,000,000 ceiling on a publicly traded company's federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other most highly compensated executive officers whose compensation is reported in the Summary Compensation Table in such company's proxy statement. The limitation does not apply to any compensation that satisfies the certain specific and detailed requirements to be treated as "qualified performance-based compensation" under Section 162(m) and its associated regulations.

     The Compensation Committee has reviewed the potential impacts of Section 162(m) on the anticipated tax treatment to the Company and its officers in its review and establishment of compensation programs and payments. While the Compensation Committee generally seeks to preserve the Company's ability to claim any applicable tax deductions for compensation paid to executives to the greatest extent practicable, the Compensation Committee also believes that stockholder interests are best served by having the Committee retain the discretion and flexibility to structure certain elements of the Company's incentive compensation programs based on considerations other than the full deductibility of compensation.

                             COMPENSATION COMMITTEE
                          Claude M. Ballard (Chairman)
                                Martin J. Cleary
                               Matthew S. Dominski
                                Winston W. Walker

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee of the Board of Directors of the Company is composed of four Independent Directors (Winston W. Walker, Chairman, Claude M. Ballard, Gary
L. Bryenton and Matthew S. Dominski) and operates under an amended and restated written charter adopted by the Board of Directors on February 3, 2004. A copy of the amended and restated charter is available and can be accessed in the "Investing - Corporate Governance" section of the Company's website at cblproperties.com. The Company's Board of Directors has determined that each of the members of the Audit Committee is "independent" pursuant to the listing standards of the NYSE as currently applicable.

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with Management and the Company's independent auditors. Management reported to the Audit Committee that the Company's consolidated financial statements for the
Company's 2005 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with Management and the Company's independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditors their firm's independence. The Audit Committee considered whether the provision of services by the independent auditors (other than audit services) is compatible with maintaining the independent auditors' independence.

     Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, the Company's Board of Directors has determined that Winston W. Walker, an Independent Director and Chairman of the Audit Committee, qualifies as an "audit committee financial expert" as such term is defined by the SEC.

     Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC and provide in such Annual Report on Form 10-K the disclosure of Winston W. Walker as an "audit committee financial expert".

                                 AUDIT COMMITTEE
                          Winston W. Walker (Chairman)
                                Claude M. Ballard
                                Gary L. Bryenton
                               Matthew S. Dominski

                                PERFORMANCE GRAPH

     The graph set forth below compares the cumulative stockholder return on the Common Stock of the Company with the cumulative total return of the Russell 2000 index of small companies ("Russell 2000") and the NAREIT All Equity REIT Total Return Index for the period commencing December 31, 2000, through December 31, 2005. The following graph assumes that the value of the investments in the Company and in each of the indices was $100 at the beginning of the period and that dividends were reinvested. The stock price performance presented below is not necessarily indicative of future results:




                                [GRAPHIC OMITTED]







Index                                         12/31/00   12/31/01   12/31/02    12/31/03   12/31/04    12/31/05
----------------------------------------------------------------------------------------------------------------
CBL & Associates Properties, Inc.               100.00     134.09     181.03      270.39     383.11      414.53
Russell 2000                                    100.00     102.49      81.49      120.00     142.00      148.46
NAREIT All Equity REIT Index                    100.00     113.93     118.29      162.21     213.43      239.39

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Management Company and Management Agreement

     The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company's properties. The Management Company also provides management services for certain properties owned by CBL's Predecessor and certain other third parties for which the Management Company is paid a management fee. See "Retained Property Interests." The Operating Partnership owns 100% of both of the Management Company's preferred stock and its common stock.

Operating Partnership Agreement; CBL Rights

     The Company, through subsidiaries, serves as the sole general partner of the Operating Partnership and owned, as of March 13, 2006, 64,116,757 common partnership units, representing a 1.625% interest as the sole general partner and a 53.867% interest as a limited partner for an aggregate 55.492% interest in the Operating Partnership. As of March 13, 2006, CBL's Predecessor owned 14,678,230 common partnership units, representing a 12.704% limited partner interest in the Operating Partnership and CBL's Predecessor also owned 2,985,678 shares of the Company's Common Stock, for a combined total interest of 15.288% in the Operating Partnership. Certain executive and senior officers also own common partnership units.

     Pursuant to the Operating Partnership Agreement, the limited partners possess CBL Rights, consisting of the rights to exchange all or a portion of their common units or special common units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company's election. The CBL Rights may be exercised at any time and from time to time to the extent that, upon exercise of the CBL Rights, the exercising party shall not beneficially or constructively own shares of Common Stock in excess of the applicable share ownership limits set forth in the Company's Certificate of Incorporation. The Company, however, may not pay in shares of Common Stock to the extent that this would result in a limited partner beneficially or constructively owning in the aggregate more than its applicable ownership limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company's qualification as a REIT for tax purposes.

     The number of shares of Common Stock received by the limited partners of the Operating Partnership upon exercise of CBL Rights will be based upon the equivalent number of partnership units owned by the limited partners on a one-for-one basis and the amount of cash received by the limited partners upon such exercise, if the Company elects to pay cash, will be based upon the trading price of the shares of Common Stock at the time of exercise.

     CBL Rights will expire in November 2043 if not exercised prior to that date.

Retained Property Interests

     CBL's Predecessor owns interests in outparcels at certain of the Company's malls and a minority interest in one mall, the majority interest of which is owned by third parties. Certain members of Charles B. Lebovitz's family continue to own four community and neighborhood centers. The properties retained by CBL's Predecessor and the properties owned by the Lebovitz family are managed and leased by the Management Company which receives a fee for its services. During fiscal year 2005, CBL's Predecessor and the Lebovitz family paid the Management Company approximately $336,000 under such arrangement.

Affiliated Entities

     Certain executive officers of the Company collectively have a significant but non-controlling interest in a major national construction company that built substantially all of the properties developed by the Company and is currently building the Company's projects under construction, including renovations and expansions. Charles B. Lebovitz is also a director of the construction company. The majority interest in the construction company is held by the members of its senior management, none of whom are affiliated with CBL's Predecessor or the Company. As of December 31, 2005, the Company had 19 active contracts (including contracts with respect to each of the construction properties) with such construction company having an aggregate value of approximately $122.1 million ($111.2 million of which is the Company's obligation and the balance of which is the obligation of third party partners). During fiscal year 2005, the Company and its third party partners paid an aggregate of approximately $118.8 million to this construction company ($108.8 million of which was paid by the Company and the balance of which was paid by third party partners). The Company's Audit Committee reviews the relationship between the Company and the referenced construction company pursuant to procedures established in November 1994. These procedures include an ongoing review by the Company's independent auditors of a cross section of the Company's contracts with the referenced construction company for, among other things, the provisions for allocation of cost savings between owner and contractor.

     The construction company and CBL's Predecessor own all of the interests of a partnership that owns two aircraft and a fractional interest in another aircraft used by the personnel of the Company and the construction company. Each partner contributes equally to fixed costs and shares variable costs through an hourly charge based on usage. The Company reimburses the partnership for costs on an hourly basis associated with use of the aircraft relating to the business of the Company. During fiscal year 2005, the Company paid approximately $2.6 million as reimbursement for operating expenses pursuant to such arrangement, with the amount of such reimbursement being previously approved by the Company's Independent Directors.

     The Bylaws provide that any contract or transaction (i) between the Company or the Operating Partnership and one or more directors or officers of the Company or (ii) between the Company or the Operating Partnership and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by disinterested directors or stockholders after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them. During 2005, all of such contracts and transactions were reviewed and approved by disinterested directors, including all of the Independent Directors.

Certain Leases

     Certain officers and certain Company employees are partners in partnerships that lease 32 spaces representing approximately 30,000 square feet in 24 of the Company's malls as tenants. Such spaces are operated as food service and entertainment establishments. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.

     Shumacker Witt Gaither & Whitaker, P.C., local counsel to the Company and CBL's Predecessor, leases 6,357 square feet of office space at the Company's office building in Chattanooga, Tennessee. The construction company also leases 20,637 square feet of office space at the Company's office building in Chattanooga, Tennessee. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.

Other

     Michael I. Lebovitz and Alan L. Lebovitz, sons of Charles B. Lebovitz, are employed by the Company as Senior Vice President - Mall Projects and Vice President - Asset Management, respectively, and Daniel M. Backer, the son-in-law of Charles B. Lebovitz, also is employed by the Company. Each receives compensation from the Company commensurate with his level of experience and other Company employees having similar responsibilities. During 2005, the aggregate cash compensation paid by the Company to these individuals was as follows: Michael I. Lebovitz - $579,309, Alan L. Lebovitz - $397,291 and Daniel
M. Backer - $83,750. Each also is eligible for equity awards under the Company's Stock Incentive Plan on the same basis as other, similarly situated employees.

     Charles B. Lebovitz is currently an advisory director of First Tennessee Bank, N.A., Chattanooga, Tennessee ("First Tennessee"). The Company is currently maintaining a $100 million line of credit from First Tennessee that matures in 2007. There was approximately $52.1 million outstanding on this line of credit as of December 31, 2005. First Tennessee also provides certain cash management services to the Company. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with First Tennessee on competitive terms.

     John N. Foy is currently an advisory director of AmSouth Bank of Tennessee ("AmSouth"). The Company is currently maintaining a $10 million line of credit from AmSouth that matures in 2007. There was approximately $5.3 million of letters of credit drawn on this line of credit as of December 31, 2005. In addition, AmSouth is the lender on a $9.5 million construction loan for one of the Company's projects and approximately $8.6 million was outstanding on such construction loan as of December 31, 2005. AmSouth is a 25% participant in the First Tennessee line of credit referred to in the immediately preceding paragraph and provides certain cash management services to the Company. AmSouth currently serves as the administrator of the Management Company's 401(k) Plan but such services will be terminated as of July 1, 2006. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with AmSouth on competitive terms.



                        RATIFICATION OF THE SELECTION OF
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP ("Deloitte & Touche") has served as the independent auditors for the Company since May 7, 2002, and the Audit Committee has recommended, subject to ratification by the stockholders, that Deloitte & Touche serve as the Company's independent auditors for the fiscal year ended December 31, 2006.

Independent Registered Public Accountants' Fees and Services

     The Company was billed for professional services provided during fiscal years 2004 and 2005 by Deloitte & Touche in the amounts set out in the following table.

                                                                      2004                     2005
                                                            ------------------------- ------------------------
         Audit Fees (1)...............................                $ 730,880               $ 769,505
         Audit-Related Fees (2).......................                  537,700                 276,580
         Tax Fees - Compliance (3)....................                  198,525                 196,510
         Tax Fees - Consulting (4)....................                  392,255                 319,783
         All Other Fees (5)...........................                   48,043                  50,395
                                                            ------------------------- ------------------------
             Total....................................               $1,907,403              $1,612,773
                                                            ========================= ========================

     (1) Consists of fees billed for professional services in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2005, the audit of the Company's internal controls over financial reporting as of December 31, 2004 and December 31, 2005, reviews of the financial statements included in the Company's quarterly reports on Form 10-Q during the 2004 and 2005 fiscal years, comfort letters and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

     (2) Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". These services include audits of the Company's subsidiaries pursuant to requirements of certain loan agreements, joint venture agreements and ground lease agreements, as well as fees related to the Company's documentation of its internal controls over financial reporting during 2004.

     (3) Consists of fees billed for professional services for assistance regarding federal and state tax compliance.

     (4) Consists of fees billed for professional services for tax advice and tax planning, which consists of tax services related to mergers and acquisitions and tax planning services.

     (5) Consists of fees for products and services other than the services reported above. These services included permitted software license and implementation fees related to tax compliance software and an agreed-upon procedures engagement.

     The Audit Committee of the Board of Directors has considered the services rendered by Deloitte & Touche for services other than the audit of the Company's financial statements and has determined that the provision of these services is compatible with maintaining the independence of Deloitte & Touche.

     The Audit Committee has adopted a policy that it is required to approve all services (audit and/or non-audit) to be performed by the independent auditor to assure that the provision of such services does not impair such auditor's independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees, must be approved by the Audit Committee in advance. The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations. The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor's independence and that such tax services do not constitute prohibited services pursuant to SEC and/or NYSE rules. The authority to approve services may be delegated by the Audit Committee to one or more of its members including the Chairman of the Audit Committee, but may not be delegated to management. If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting.

Recommendation and Vote Necessary to Approve the Proposal

     The Board of Directors, in concurrence with the Audit Committee, proposes and recommends that the stockholders ratify the selection of Deloitte & Touche to serve as the independent auditors for the Company's fiscal year ending December 31, 2006. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Deloitte & Touche to serve as the Company's independent auditors for the 2006 fiscal year. A representative of Deloitte & Touche will attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     The ratification of the selection of Deloitte & Touche as the Company's independent auditors for the 2006 fiscal year must be approved by a majority of the shares of Common Stock present or represented at the Annual Meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      THE RATIFICATION OF THE SELECTION OF
                     DELOITTE & TOUCHE LLP AS THE COMPANY'S
                          INDEPENDENT AUDITORS FOR 2006




                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In accordance with the rules established by the SEC, stockholder proposals to be included in the Company's proxy statement with respect to the 2007 Annual Meeting of Stockholders must be received by the Company at its executive offices located at 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee 37421-6000 no later than December 1, 2006.

     In addition, the Company's Bylaws provide that any stockholder of record desiring to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting (the "Anniversary Date"); provided, however, that stockholders will have additional time to deliver the required notice in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date.

                         HOUSEHOLDING OF PROXY MATERIALS

     If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household.

     You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number:
1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. In any event, if you did not receive an individual copy of this proxy statement or our annual report, you can obtain a copy by contacting our Director of Investor Relations, either by mail at our corporate office or by e-mail to Katie_Reinsmidt@cblproperties.com.



                          OTHER BUSINESS OF THE MEETING

     Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, if any matters of which management is not now aware should come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

                                        By Order of the Board of Directors

                                        /s/ Stephen D. Lebovitz

                                        STEPHEN D. LEBOVITZ
                                        Secretary


Chattanooga, Tennessee
March 31, 2006


COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CBL & ASSOCIATES PROPERTIES, INC., 2030 HAMILTON PLACE BLVD., SUITE 500, CBL CENTER, CHATTANOOGA, TENNESSEE 37421-6000.

CBL     c/o Stock Transfer Department              -----------------------------
        Post Office Box 105649                           VOTE BY TELEPHONE
        Atlanta   GA  30348                        -----------------------------

                                                        Have your proxy card
                                                        available when you
                                                        call Toll-Free
                                                        1-888-693-8683 using
                                                        a touch-tone phone
                                                        and follow the simple
                                                        instructions to record
                                                        your vote.


                                                    ----------------------------
                                                          VOTE BY INTERNET
                                                    ----------------------------

                                                        Have your proxy
                                                        card available when
                                                        you access the
                                                        website www.cesvote.com
                                                        and follow the simple
                                                        instructions to record
                                                        your vote.


                                                    ----------------------------
                                                           VOTE BY MAIL
                                                    ----------------------------

                                                        Please mark, sign and
                                                        date your proxy card
                                                        and return it in
                                                        the postage-paid
                                                        envelope provided or
                                                        return it to:
                                                        Corporate Election
                                                        Services, P.O. Box
                                                        3230, Pittsburgh
                                                        PA.15230.

 ________________________    ________________________     _____________________
| Vote by Telephone      |  | Vote by Internet       |  |  Vote by Mail        |
| Call Toll-Free using a |  | Access the Website and |  |  Return your proxy   |
| touch-tone telephone:  |  | cast your vote:        |  |  in the postage-paid |
| 1-888-693-8683         |  | www.cesvote.com        |  |  envelope provided   |
|________________________|  |________________________|  |______________________|


                       Vote 24 hours a day, 7 days a week.

                If you vote by telephone or over the Internet, do
                           not mail your proxy card.



                   Proxy card must be signed and dated below.
        ~/ Please fold and detach card at perforation before mailing. ~/
------------------------------------------------------------------------------

                        CBL & ASSOCIATES PROPERTIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2006
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on Monday, May 8, 2006, at 4:00 p.m., local time, at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

                              Dated: _______________________________ , 2006

                              ______________________________________
                              Signature


                              ______________________________________
                              Signature if held jointly

                              NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.


(PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

                             YOUR VOTE IS IMPORTANT

       If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.











                   Proxy card must be signed and dated below.
        ~/ Please fold and detach card at perforation before mailing. ~/
------------------------------------------------------------------------------
CBL & ASSOCIATES PROPERTIES, INC.                                        PROXY



IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. TO RE-ELECT THREE DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

NOMINEES:  (1) Martin J. Cleary    (2) Matthew S. Dominski     (3) John N. Foy

|_| FOR the nominees listed above     |_| WITHHOLD AUTHORITY
                                          to vote for the nominees listed above

(INSTRUCTIONS: To withhold authority to vote for the nominee, strike a line through the nominee's name above:)

2. TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2006.

     |_| FOR                   |_| AGAINST                    |_| ABSTAIN


                          (CONTINUED FROM OTHER SIDE)